Nicor Inc.
Form 8-K
Exhibit 10.7

FOURTH AMENDMENT TO
NICOR INC. 1997
LONG-TERM INCENTIVE PLAN

This Fourth Amendment to the Nicor Inc. 1997 Long-Term Incentive Plan (the “Plan”) is effective as of January 1, 2008, by amending the Plan in the following particulars:

1.           By substituting the following for Section 10(d):

“(d)
Change in Control.  For purposes of the Plan, “Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, as determined in accordance with this subsection 10(d).  In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, the following provisions shall apply:

(i)
A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of the equity securities of the Company that, together with the equity securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v).  If a Person is considered either to own more than 50% of the total fair market value or total voting power of the equity securities of the Company, or to have effective control of the Company within the meaning of subsection 10(d)(ii), and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the ownership” of the Company.

(ii)	A “change in the effective control” of the Company shall occur on either of the following dates:

(A)
The date on which any Person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  If a Person is considered to possess 30% or more of the total voting power of the Company’s equity securities, and such

Person acquires additional stock of the Company, the acquisition of additional stock by such Person shall not be considered to cause a “change in the effective control” of the Company; or

(B)
The date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).

(iii)
A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the holders of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

(iv)
Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (A) an acquisition by the Company or entity controlled by the Company, or (B) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

(v)
For purposes of this subsection 10(d), (A) the term “Company” shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (B) the term “Successor to Nicor Inc.” shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of Nicor Inc. by means of a merger, consolidation, or other restructuring that does not constitute a Change in Control.”

2.           By renumbering the existing Section 9 as Section 9.1; and by adding the following as a new Section 9.2 of the Plan:

“9.2       Code Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award

Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.”

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